SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2007

CASCADE CORPORATION
(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2007, Peter D. Nickerson was elected to our Board of Directors, filling a vacancy created as the result of an increase in the size of our board from six to seven directors. Mr. Nickerson will serve on the Nominating and Governance, Compensation and Audit Committees and will participate in the standard non-employee director compensation arrangements described in our 2007 Proxy Statement. He is currently a Director of Growth-Link Overseas Company, an investment company based in Hong Kong with interests in China, Vietnam and India. Mr. Nickerson will serve as a director until our 2008 annual meeting of shareholders, where he will be nominated by the Board to stand for election by our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Secretary

Dated: December 6, 2007